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                                                                   Exhibit 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated February 8, 1995 included in this Form 10-K, into Southwest Gas Corporation's previously filed registration statements on Form S-3 (File No. 33-35636), Form S-8 (File No. 33-35637), Form S-8 (File No. 33-35737) and
Form S-3 (File No. 33-55621).





                                                    ARTHUR ANDERSEN LLP



Las Vegas, Nevada
March 14, 1995